Exhibit 99.1
Asana Announces First Quarter Fiscal 2024 Results

Significant improvement in profitability year over year
Largest customer deployment now at 200,000 paid seats
Revenues from customers spending $5,000 or more grew 32% year over year

June 1, 2023 – San Francisco, CA – Asana, Inc. (NYSE: ASAN)(LTSE: ASAN), a leading work management platform for organizations, today reported financial results for its first quarter fiscal 2024 ended April 30, 2023.

“As organizations move rapidly to leverage the benefits of AI, our partnerships with some of the largest most strategic companies in the world will be instrumental in informing our product roadmap," said Dustin Moskovitz, co-founder and chief executive officer of Asana. “The Asana Work Graph® brings together AI and human collaboration, giving our customers a powerful platform to manage and automate work within their organization.”

First Quarter Fiscal 2024 Financial Highlights

•Revenues: Revenues were $152.4 million, an increase of 26% year over year.
•Operating Loss: GAAP operating loss was $65.2 million, or 43% of revenues, an improvement year over year compared to GAAP operating loss of $96.2 million, or 80% of revenues, in the first quarter of fiscal 2023. Non-GAAP operating loss was $22.3 million, or 15% of revenues, an improvement year over year compared to non-GAAP operating loss of $54.7 million, or 45% of revenues, in the first quarter of fiscal 2023.
•Net Loss: GAAP net loss was $61.5 million, compared to GAAP net loss of $98.9 million in the first quarter of fiscal 2023. GAAP net loss per share was $0.28, compared to GAAP net loss per share of $0.52 in the first quarter of fiscal 2023. Non-GAAP net loss was $18.5 million, compared to non-GAAP net loss of $57.4 million in the first quarter of fiscal 2023. Non-GAAP net loss per share was $0.09, compared to non-GAAP net loss per share of $0.30 in the first quarter of fiscal 2023.
•Cash Flow: Cash flows from operating activities were negative $14.6 million, compared to negative $41.1 million in the first quarter of fiscal 2023. Free cash flow was negative $16.6 million, compared to negative $42.2 million in the first quarter of fiscal 2023.

Business Highlights

•The number of customers spending $5,000 or more on an annualized basis in Q1 grew to 19,864, an increase of 19% year over year. Revenues from these customers in Q1 grew 32% year over year.
•The number of customers spending $100,000 or more on an annualized basis in Q1 grew to 510, an increase of 31% year over year.
•Overall dollar-based net retention rate in Q1 was over 110%.
•Dollar-based net retention rate for customers with $5,000 or more in annualized spend in Q1 was over 115%.
•Dollar-based net retention rate for customers with $100,000 or more in annualized spend in Q1 was over 130%.
•Hired Ike Tateyama, as GM of Japan, and Veit Brücker, as GM of DACH (Germany, Austria, and Switzerland) to continue to expand footprint in regions.
•Announcing Asana Intelligence - our latest products and partnerships focused on automating work, reducing team friction and improving business outcomes with an expanded integration of generative artificial intelligence technologies.

Exhibit 99.1
•Announced Asana Collaborative Intelligence for enterprise customers with product updates that aid in real-time progress insights and process standardization to accelerate business success.
•Released fourth-annual Anatomy of Work Global Index, an in-depth analysis into how work has evolved during a time of rapid volatility – focusing this year on how collaboration and goals are integral to creating positive business opportunities.
•Named to Inc. Magazine's Best Workplaces for the sixth year in a row.

Financial Outlook

For the second quarter of fiscal 2024, Asana expects:
•Revenues of $157.5 million to $158.5 million, representing year over year growth of 17%.
•Non-GAAP operating loss of $26.0 million to $24.0 million.
•Non-GAAP net loss per share of $0.12 to $0.11, assuming basic and diluted weighted average shares outstanding of approximately 218 million.

For fiscal year 2024, Asana expects:
•Revenues of $640.0 million to $648.0 million, representing year over year growth of 17% to 18%.
•Non-GAAP operating loss of $120.0 million to $110.0 million.
•Non-GAAP net loss per share of $0.55 to $0.50, assuming basic and diluted weighted average shares outstanding of approximately 219 million.

These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Asana’s actual results to materially differ from these forward-looking statements.

A reconciliation of non-GAAP outlook measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. Asana has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its first quarter of fiscal 2024 non-GAAP results included in this press release.

Earnings Conference Call Information

Asana will hold a conference call and live webcast today to discuss these results at 1:30 p.m. Pacific Time. A live webcast and replay will be available on the Asana Investor Relations website at: https://investors.asana.com. The conference call can also be accessed by dialing (844) 200-6205, or +1 929-526-1599 (outside of the US). The conference access code is 395746.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about our ability to execute on our current strategies, our technology and brand position, Asana’s outlook for the second fiscal quarter and the full fiscal year ending January 31, 2024, expected benefits of our offerings, Asana’s market position, and potential market opportunities. Forward-looking statements generally relate to future events or Asana’s future financial or operating performance. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,”

Exhibit 99.1
“continue,” “could,” “potential,” “may,” “will,” “goal,” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond Asana’s control, that may cause Asana’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: Asana’s ability to achieve future growth and sustain its growth rate, Asana’s ability to attract and retain customers and increase sales to its customers, Asana’s ability to develop and release new products and services and to scale its platform, including the successful integration of artificial intelligence, Asana’s ability to increase adoption of its platform through Asana’s self-service model, Asana’s ability to maintain and grow its relationships with strategic partners, the highly competitive and rapidly evolving market in which Asana participates, Asana’s international expansion strategies, and the impact of the COVID-19 pandemic and broader macroeconomic conditions. Further information on risks that could cause actual results to differ materially from forecasted results are included in Asana’s filings with the SEC, including Asana’s Annual Report on Form 10-K for the year ended January 31, 2023 and subsequent filings with the SEC. Any forward-looking statements contained in this press release are based on assumptions that Asana believes to be reasonable as of this date. Except as required by law, Asana assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures

To supplement Asana’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Asana utilizes certain non-GAAP financial measures to assist in understanding and evaluating its core operating performance. In this release, Asana’s non-GAAP gross profit, gross margin, operating expenses, operating expenses as a percentage of revenue, operating loss, operating margin, net loss, net loss per share, free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Asana’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures which can be found in the accompanying financial statements included with this press release.

Asana is presenting these non-GAAP financial measures because it believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of Asana’s past performance and future prospects, facilitate period-to-period comparisons of operations against other companies in Asana’s industry, and allow for greater transparency with respect to important metrics used by Asana’s management for financial and operational decision-making.

Asana believes excluding the following items from its non-GAAP financial measures is useful to investors and others in assessing Asana’s operating performance due to the following factors:

•Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of Asana’s core business and to facilitate comparison of its results to those of peer companies.

Exhibit 99.1
•Employer payroll tax associated with RSUs. The amount of employer payroll tax-related items on employee stock transactions is dependent on Asana’s stock price and other factors that are beyond its control and that do not correlate to the operation of the business.
•Non-recurring expenses. Non-recurring expenses include costs related to restructuring. Asana believes the exclusion of non-recurring items provides useful supplemental information to investors and facilitates the analysis of its operating results and comparison of operating results across reporting periods.

There are a number of limitations related to the use of non-GAAP financial measures as compared to GAAP financial measures, including that the non-GAAP financial measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in Asana’s business and an important part of its compensation strategy.

In addition to the non-GAAP financial measures outlined above, Asana also uses the non-GAAP financial measure of free cash flow, which is defined as net cash from operating activities less cash used for purchases of property and equipment and capitalized internal-use software costs, plus non-recurring expenditures such as capital expenditures from the purchases of property and equipment associated with the build-out of Asana’s corporate headquarters and costs related to restructuring. Asana believes free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in its business and to make acquisitions. Asana believes that free cash flow is useful to investors as a liquidity measure because it measures Asana’s ability to generate or use cash. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

Definitions of Business Metrics

Customers spending over $5,000 and $100,000 on an annualized basis

We define customers spending over $5,000 and $100,000 as those organizations on a paid subscription plan that had $5,000 or more, or $100,000 or more in annualized GAAP revenues in a given quarter, respectively, inclusive of discounts.

Dollar-based net retention rate

Asana’s reported dollar-based net retention rate equals the simple arithmetic average of its quarterly dollar-based net retention rate for the four quarters ending with the most recent fiscal quarter. Asana calculates its dollar-based net retention rate by comparing its revenues from the same set of customers in a given quarter, relative to the comparable prior-year period. To calculate Asana’s dollar-based net retention rate for a given quarter, Asana starts with the revenues in that quarter from customers that generated revenues in the same quarter of the prior year. Asana then divides that amount by the revenues attributable to that same group of customers in the prior-year quarter. Current period revenues include any upsells and are net of contraction or attrition over the trailing 12 months, but exclude revenues from new customers in the current period. Asana expects its dollar-based net retention rate to fluctuate in future periods due to a number of factors, including the expected growth of its revenue base, the level of penetration within its customer base, and its ability to retain its customers.

About Asana

Exhibit 99.1
Asana helps organizations orchestrate their work, from small projects to strategic initiatives. Headquartered in San Francisco, CA, Asana has millions of users in over 200 countries and territories. Global customers such as Amazon, Affirm, Japan Airlines, and Sky rely on Asana to manage everything from company objectives to digital transformation to product launches and marketing campaigns. For more information, visit www.asana.com.
Disclosure of Material Information
Asana announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of Asana’s website at https://investors.asana.com. Asana uses these channels, as well as social media, including its Twitter account (@asana), its blog (blog.asana.com), its LinkedIn page (www.linkedin.com/company/asana), its Instagram account (@asana), and its Facebook page (www.facebook.com/asana/), to communicate with investors and the public about Asana, its products and services and other matters. Therefore, Asana encourages investors, the media and others interested in Asana to review the information it makes public in these locations, as such information could be deemed to be material information.

Catherine Buan
Asana Investor Relations
ir@asana.com

Stephanie Hess
Asana Corporate Communications
press@asana.com

Exhibit 99.1
ASANA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2023	2022
Revenues	$152,411	$120,646
Cost of revenues(1)	14,847	12,438
Gross profit	137,564	108,208
Operating expenses:
Research and development(1)	76,316	65,205
Sales and marketing(1)	93,237	96,123
General and administrative(1)	33,256	43,112
Total operating expenses	202,809	204,440
Loss from operations	(65,245)	(96,232)
Interest income and other income (expense), net	5,666	(1,346)
Interest expense	(967)	(357)
Loss before provision for income taxes	(60,546)	(97,935)
Provision for income taxes	922	933
Net loss	$(61,468)	$(98,868)
Net loss per share:
Basic and diluted	$(0.28)	$(0.52)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	216,413	189,590
_______________
(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended April 30,
	2023	2022
Cost of revenues	$322	$321
Research and development	23,497	21,129
Sales and marketing	11,533	12,489
General and administrative	6,146	5,970
Total stock-based compensation expense	$41,498	$39,909

ASANA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	April 30, 2023	January 31, 2023
Assets
Current assets
Cash and cash equivalents	$382,234	$526,563
Marketable securities	141,315	2,739
Accounts receivable, net	98,906	82,363
Prepaid expenses and other current assets	48,088	48,726
Total current assets	670,543	660,391
Property and equipment, net	96,876	94,984
Operating lease right-of-use assets	194,365	176,189
Other assets	22,503	23,399
Total assets	$984,287	$954,963
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,871	$7,554
Accrued expenses and other current liabilities	69,564	83,488
Deferred revenue, current	257,734	226,443
Operating lease liabilities, current	17,164	14,831
Total current liabilities	353,333	332,316
Term loan, net	46,082	46,696
Deferred revenue, noncurrent	6,215	7,156
Operating lease liabilities, noncurrent	226,604	210,012
Other liabilities	3,968	2,209
Total liabilities	636,202	598,389
Stockholders’ equity
Common stock	2	2
Additional paid-in capital	1,647,422	1,595,001
Accumulated other comprehensive loss	(315)	(873)
Accumulated deficit	(1,299,024)	(1,237,556)
Total stockholders’ equity	348,085	356,574
Total liabilities and stockholders’ equity	$984,287	$954,963

ASANA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended April 30,
	2023	2022
Cash flows from operating activities
Net loss	$(61,468)	$(98,868)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for expected credit losses	737	627
Depreciation and amortization	3,288	3,104
Amortization of deferred contract acquisition costs	4,871	3,045
Stock-based compensation expense	41,498	39,909
Net amortization (accretion) of premium (discount) on marketable securities	(444)	55
Non-cash lease expense	5,263	3,639
Amortization of discount on convertible notes and term loan issuance costs	30	4
Changes in operating assets and liabilities:
Accounts receivable	(17,252)	(8,531)
Prepaid expenses and other current assets	(4,625)	(11,803)
Other assets	881	(2,196)
Accounts payable	(14)	4,681
Accrued expenses and other liabilities	(13,417)	791
Deferred revenue	30,350	27,801
Operating lease liabilities	(4,291)	(3,391)
Net cash used in operating activities	(14,593)	(41,133)
Cash flows from investing activities
Purchases of marketable securities	(139,294)	(46,554)
Maturities of marketable securities	1,615	35,581
Purchases of property and equipment	(1,866)	(1,048)
Capitalized internal-use software costs	(821)	(70)
Net cash used in investing activities	(140,366)	(12,091)
Cash flows from financing activities
Repayment of term loan	(625)	(667)
Proceeds from exercise of stock options	1,798	2,228
Proceeds from employee stock purchase plan	8,558	9,156
Net cash provided by financing activities	9,731	10,717
Effect of foreign exchange rates on cash and cash equivalents	899	(568)
Net decrease in cash and cash equivalents	(144,329)	(43,075)
Cash and cash equivalents
Beginning of period	526,563	240,403
End of period	$382,234	$197,328

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages)
(unaudited)

	Three Months Ended April 30,
	2023	2022
Reconciliation of gross profit and gross margin
GAAP gross profit	$137,564	$108,208
Plus: stock-based compensation and related employer payroll tax associated with RSUs	335	332
Non-GAAP gross profit	$137,899	$108,540
GAAP gross margin	90.3%	89.7%
Non-GAAP adjustments	0.2%	0.3%
Non-GAAP gross margin	90.5%	90.0%
Reconciliation of operating expenses
GAAP research and development	$76,316	$65,205
Less: stock-based compensation and related employer payroll tax associated with RSUs	(24,550)	(22,081)
Non-GAAP research and development	$51,766	$43,124
GAAP research and development as percentage of revenue	50.1%	54.0%
Non-GAAP research and development as percentage of revenue	34.0%	35.7%

GAAP sales and marketing	$93,237	$96,123
Less: stock-based compensation and related employer payroll tax associated with RSUs	(11,884)	(12,849)
Less: restructuring costs	173	—
Non-GAAP sales and marketing	$81,526	$83,274
GAAP sales and marketing as percentage of revenue	61.2%	79.7%
Non-GAAP sales and marketing as percentage of revenue	53.5%	69.0%

GAAP general and administrative	$33,256	$43,112
Less: stock-based compensation and related employer payroll tax associated with RSUs	(6,349)	(6,254)
Less: restructuring costs	(26)	—
Non-GAAP general and administrative	$26,881	$36,858
GAAP general and administrative as percentage of revenue	21.8%	35.7%
Non-GAAP general and administrative as percentage of revenue	17.6%	30.6%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(65,245)	$(96,232)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	43,118	41,516
Plus: restructuring costs	(147)	—
Non-GAAP loss from operations	$(22,274)	$(54,716)
GAAP operating margin	(42.8)%	(79.8)%
Non-GAAP adjustments	28.2%	34.4%
Non-GAAP operating margin	(14.6)%	(45.4)%

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)

	Three Months Ended April 30,
	2023	2022
Reconciliation of net loss
GAAP net loss	$(61,468)	$(98,868)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	43,118	41,516
Plus: restructuring costs	(147)	—
Non-GAAP net loss	$(18,497)	$(57,352)
Reconciliation of net loss per share
GAAP net loss per share, basic	$(0.28)	$(0.52)
Non-GAAP adjustments to net loss	0.19	0.22
Non-GAAP net loss per share, basic	$(0.09)	$(0.30)
Weighted-average shares used in GAAP and non-GAAP per share calculation, basic and diluted	216,413	189,590

	Three Months Ended April 30,
	2023	2022
Computation of free cash flow
Net cash used in investing activities	$(140,366)	$(12,091)
Net cash provided by financing activities	$9,731	$10,717
Net cash used in operating activities	$(14,593)	$(41,133)
Less: purchases of property and equipment	(1,866)	(1,048)
Less: capitalized internal-use software costs	(821)	(70)
Plus: restructuring costs paid	707	—
Plus: purchases of property and equipment from build-out of corporate headquarters	—	2
Free cash flow	$(16,573)	$(42,249)